REPORT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

To the Board of Trustees and Shareholders of First Trust Exchange-Traded AlphaDEX Fund

In planning and performing our audits
of the financial statements of First Trust
Exchange-Traded AlphaDEX Fund, comprised of the First Trust Consumer Discretionary
AlphaDEX Fund, First Trust Consumer Staples
AlphaDEX Fund, First Trust Energy AlphaDEX
Fund, First Trust Financials AlphaDEX Fund,
First Trust Health Care AlphaDEX Fund, First
Trust Industrials/Producer Durables AlphaDEX
Fund, First Trust Materials AlphaDEX Fund,
First Trust Technology AlphaDEX Fund, First
Trust Utilities AlphaDEX Fund, First Trust
Large Cap Core AlphaDEX Fund, First Trust
Mid Cap Core AlphaDEX Fund, First Trust
Small Cap Core AlphaDEX Fund, First Trust
Large Cap Value Opportunities AlphaDEX Fund,
First Trust Large Cap Growth Opportunities
AlphaDEX Fund, First Trust Multi Cap Value
AlphaDEX Fund, and First Trust Multi Cap
Growth AlphaDEX Fund collectively, the Funds, as of and for the year ended July 31, 2009, in accordance with the standards of the Public
Company Accounting Oversight Board United
States PCAOB, we considered the Funds internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds internal control over financial reporting. Accordingly, we express no such opinion.
The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting.
In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A funds internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A funds internal control over financial reporting includes those policies and procedures that 1 pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund
2 provide reasonable assurance that
transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and directors of the fund and 3 provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of a funds assets that could have a material effect on the financial statements.
Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate.
A deficiency in internal control over
financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the funds annual or interim financial statements will not be prevented or detected on a timely basis.
Our consideration of the Funds internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight Board
United States. However, we noted no
deficiencies in the Funds internal control over financial reporting and its operation, including controls for safeguarding securities, that we consider to be a material weakness, as defined above, as of July 31, 2009.

This report is intended solely for the
information and use of management and the Board of Trustees of the First Trust
Exchange-Traded AlphaDEX Fund, and the
Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


DELOITTE & TOUCHE LLP
Chicago, Illinois
September 25, 2009